EXHIBIT 99.1

Flushing Financial Corporation Reports GAAP Diluted EPS of $0.37, Unchanged QoQ, and Core Diluted EPS of $0.48 up 14.3% QoQ; Record Quarterly Loan Closings; Quarter End Loan Pipeline Remains Strong at $419 Million

THIRD QUARTER 20191 HIGHLIGHTS

  GAAP diluted EPS was $0.37, unchanged QoQ and down 39.3% YoY
  Core diluted EPS was $0.48, up 14.3% QoQ and down 11.1% YoY
  Record quarterly loan originations driven by C&I closings totaling $237.9 million
  Net interest margin was 2.37%, down 8bps QoQ and 35bps YoY
  Core net interest margin was 2.33%, down 7bps QoQ and 20bps YoY
  GAAP net interest income of $38.9 million, down 2.6% QoQ and 6.2% YoY
  Core net interest income of $40.2 million, down 1.5% QoQ and 3.2% YoY
  GAAP and core ROAE were 7.6% and 9.8%, respectively, compared with 7.5% and 8.6%, respectively in 2Q19
  GAAP and core ROAA were 0.6% and 0.8%, respectively, compared with 0.6% and 0.7%, respectively in 2Q19
  Provision for loan losses of $0.7 million, or $0.02 after-tax per diluted common share, driven mainly by growth in the C&I portfolio

UNIONDALE, N.Y., Oct. 29, 2019 (GLOBE NEWSWIRE) -- Flushing Financial Corporation (the “Company”) (Nasdaq-GS: FFIC), the parent holding company for Flushing Bank (the “Bank”), today announced its financial results for the third quarter ended September 30, 2019.

John R. Buran, President and Chief Executive Officer, stated, “We are pleased to report core diluted earnings per share increased 14%, while GAAP earnings per diluted share was unchanged from 2Q19. The primary difference between GAAP and core earnings is the non-cash net losses from fair value adjustments, or $0.10 per diluted share, which is discussed in more detail later in this release. Core earnings for 3Q19 included the benefit of the FDIC small business assessment credit of $0.03, after-tax per diluted common share and the true-up of our effective tax rate to 22% from 24% which equated to $0.02 per diluted common share. Our core ROAE increased to 9.8% for the quarter compared to 8.6% for the linked quarter and our GAAP ROAE increased seven basis points during the same period to 7.6%. Similarly, the core ROAA increased nine basis points to 0.79% compared to 0.70% for 2Q19 and GAAP ROAA increased one basis point to 0.62%.”

“We generated robust loan growth of 9% (annualized) for the quarter, as we booked record quarterly loan closings driven by record C&I production. This marks the second consecutive quarter of record C&I closings. Total loan closings for the quarter amounted to $398 million, with $238 million, or 60% from C&I closings. The strong C&I production aids the continuing diversification of our loan portfolio. These C&I loans are generally floating rate and represent 19% of total loans at September 30, 2019, compared to 16% at September 30, 2018. At September 30, 2019, the loan pipeline remains strong at $419 million.”

“The net interest margin compressed 8bps QoQ. During the quarter, loan yields on originations decreased 50bps from 2Q19, as we continued to experience pricing pressure due to the inverted yield curve at the pricing point for our loan tenor. Although the Federal Reserve has recently cut rates, we still experienced margin compression on the liability side, with the cost of funds increasing 4bps primarily driven by pricing pressure on our retail and municipal deposits, as competition from traditional bank and non-bank competitors remains very strong. We have experienced an increase in the cost of funds throughout the first two quarters of 2019 and into the middle of 3Q19. Starting in late 3Q19, the cost of funds began to improve. The Company has approximately $1 billion of retail CDs maturing before 3Q20 at an average rate of 2.33%. At quarter-end, our average new CD cost was less than 2.00%. Additionally, in order to continue to diversify deposit gathering channels, we have embarked on a digital transformation strategy. This strategy will enhance our current technological offerings to state of the art digital services. We expect the new technologies to be fully operational in the first quarter of 2020.”

“We remain focused on preserving strong risk management practices, including conservative underwriting standards and improving yields to achieve improved risk-adjusted returns. We continue to focus on increasing the amount of direct loan business, as approximately 65% of 3Q19 loan closings were non-brokered loans.”

  Multi-family (excluding underlying co-operative mortgages), commercial real estate, and one-to-four family mixed-use property mortgage loans originated during 3Q19 had a yield of 4.32%, a decrease of 28bps from 4.60% for 2Q19 and 6bps from 4.38% for 3Q18. As noted, the decrease in the yield of 3Q19 originations was due to the inverted yield curve. We maintained our asset quality as these loans had an average loan-to-value ratio of 40% and an average debt coverage ratio of 191%.
  We remain committed to our strategy of focusing on C&I loans, commercial real estate loans and multi-family. In 3Q19, these loan closings represented 60%, 17%, and 15%, respectively, of all originations, while maintaining conservative loan-to-value and debt coverage ratios.

“Overall, we remain well capitalized and well positioned to deliver profitable growth and long-term value to our shareholders as we continue to execute our strategic objectives.”

“As previously announced we are opening a new branch in Hicksville, NY, which expands our presence on Long Island.”

Mr. Buran continued, “We are excited about the signing of the definitive merger agreement to acquire Empire Bancorp, Inc. As previously reported, the transaction is valued at an estimated $111.6 million, based on our closing price on October 24, 2019. The combined company at close is expected to have approximately $8.0 billion in assets, $6.3 billion in loans and $5.8 billion in deposits.”

Mr. Buran concluded, “The combination of the new branch opening and merger will provide our customers with an expanded network of 24 branches, with 16 branches in New York City, five branches in Nassau County and three branches in Suffolk County.”

Summary of Strategic Objectives

  Manage cost of funds and continue to improve funding mix
  Increase interest income by leveraging loan pricing opportunities and portfolio mix
  Enhance core earnings power by improving scalability and efficiency
  Manage credit risk
  Remain well capitalized under all stress test scenarios

Earnings Summary:

Net Interest Income

Net interest income for 3Q19 was $38.9 million, a decrease of $2.6 million, or 6.2% YoY (3Q19 compared to 3Q18) and $1.1 million, or 2.6% QoQ (3Q19 compared to 2Q19).

  Net interest margin of 2.37%, decreased 35bps YoY and 8bps QoQ
  Net interest spread of 2.15%, decreased 38bps YoY and 8bps QoQ
  Yield on average interest-earning assets of 4.22%, decreased 7bps YoY and 4bps QoQ
  Cost of average interest-bearing liabilities of 2.07%, increased 31bps YoY and 4bps QoQ
  Cost of funds of 1.94%, increased 30bps YoY and 4bps QoQ
  Average balance of total interest-earning assets of $6,589.5 million, increased $459.1 million, or 7.5%, YoY and $49.4 million, or 0.8%, QoQ
  Net interest income includes prepayment penalty income from loans totaling $1.7 million in 3Q19, $1.1 million in 2Q19 and $1.9 million in 3Q18; recovered interest from delinquent loans of $0.3 million in 3Q19, $0.5 million in 2Q19 and $1.1 million in 3Q18; and losses from fair value adjustments on qualifying hedges totaling $1.3 million in 3Q19, $0.8 million in 2Q19 and none in 3Q18
  Absent all above items noted in the preceding bullet, the yield on interest-earning assets was 4.18% in 3Q19, a decrease of 3bps from 2Q19 but an increase of 9bps from 3Q18 and the net interest margin was 2.33% in 3Q19, which decreased 7bps from 2Q19 and 20bps from 3Q18

Provision for loan losses

The Company recorded a provision of $0.7 million compared to $1.5 million in 2Q19 and none in 3Q18.

  3Q19 provision for loan losses was primarily due to growth in the commercial business loan portfolio
  Recorded net charge-offs (recoveries) of $0.2 million in 3Q19, $1.0 million in 2Q19, and ($0.1) million in 3Q18

Non-interest Income

Non-interest income for 3Q19 was $1.0 million, a decrease of $3.9 million YoY, and $1.4 million QoQ

  Non-interest income included net losses from fair value adjustments of $2.1 million in 3Q19, $2.0 million in 2Q19, and $0.2 million in 3Q18
  Additionally, non-interest income included net gain on sale of loans of $0.2 million in 3Q19, $0.1 million in 2Q19 and $10,000 in 3Q18; capital gain of $0.5 million in 2Q19, net gain on sale of assets of $0.8 million in 2Q19 and life insurance proceeds of $2.2 million in 3Q18
  Absent all above items, non-interest income was $3.0 million in 3Q19 and 2Q19 compared to $2.9 million in 3Q18

Non-interest Expense

Non-interest expense for 3Q19 was $26.0 million, a decrease of $1.2 million, or 4.4 % YoY, and $1.1 million, or 4.1% QoQ

  Non-interest expense improved QoQ and YoY, primarily due to a reduction in FDIC insurance expense resulting from the FDIC small business assessment credit
  Absent the benefit of the FDIC small business assessment credit, non-interest expense was $27.3 million, an increase of $0.1 million, or 0.2% YoY, and $0.1 million, or 0.5% QoQ
  The ratio of non-interest expense to average assets improved to 1.49% in 3Q19 compared to 1.58% in 2Q19 and 1.69% in 3Q18
  The efficiency ratio was 58.9% in 3Q19 compared to 61.1% in 2Q19 and 61.0% in 3Q18

Provision for Income Taxes

The provision for income taxes in 3Q19 was $2.5 million, an increase of $0.6 million, or 32.8% YoY but a decrease of $0.7 million, or 22.5% QoQ.

  Pre-tax income decreased by $6.0 million, or 31.1% YoY, and by $0.6 million, or 4.1% QoQ
  The effective tax rates were 19.1% in 3Q19, 23.7% in 2Q19 and 9.9% in 3Q18
  The 3Q19 effective tax rate reflects a reduction in the estimated full year tax rate to 22% from 24%

Financial Condition Summary:

Loans:

  Net loans held for investment were $5,743.7 million reflecting an increase of 2.3% QoQ (not annualized) and 7.2% from September 30, 2018, as we continue to focus on the origination of full banking relationship loans through C&I loans, multi-family loans and commercial real estate
  Loan closings of commercial business loans, multi-family loans and commercial real estate totaled $364.9 million for 3Q19, or 91.6% of loan production
  Loan pipeline was $418.9 million at September 30, 2019, compared to $423.9 million at June 30, 2019 and $355.2 million at September 30, 2018
  The loan-to-value ratio on our portfolio of real estate dependent loans as of September 30, 2019 totaled 38.4%

The following table shows the weighted average rate received from loan closings for the periods indicated:

	For the three months ended
	September 30,	June 30,	September 30,
Loan type	2019	2019	2018
Mortgage loans	4.40%	4.75%	4.48%
Non-mortgage loans	4.38%	5.01%	4.50%
Total loans	4.39%	4.89%	4.49%

Credit Quality:

  Non-performing loans totaled $14.7 million, a decrease of $1.5 million, or 9.5%, from $16.3 million at December 31, 2018
  Non-performing assets totaled $15.0 million, a decrease of $1.3 million, or 8.0%, from $16.3 million at December 31, 2018
  Classified assets totaled $31.3 million, a decrease of $15.2 million, or 32.6%, from $46.5 million at December 31, 2018
  Loans classified as troubled debt restructured (TDR) totaled $7.0 million, a decrease of $1.3 million, or 16.0%, from $8.4 million at December 31, 2018
  We anticipate continued low loss content in the portfolio, as our strong underwriting standards coupled with our practice of obtaining updated appraisals and recording charge-offs early in the delinquency process has resulted in a 34.5% average loan-to-value for non-performing loans collateralized by real estate
  Net charge-offs totaled $2.0 million during the nine months ended September 30, 2019 driven mainly by charge-offs of one commercial business loan relationship

Capital Management:

  The Company and Bank, at September 30, 2019, were both well capitalized under all applicable regulatory requirements
  Through 3Q19, stockholders’ equity increased $18.9 million, or 3.4%, to $568.4 million due to net income of $28.3 million, partially offset by the declaration and payment of dividends on the Company’s common stock
  During 3Q19, the Company repurchased 40,000 shares at an average cost of $19.28 per share; as of September 30, 2019, up to 427,211 shares remained subject to repurchase under the authorized stock repurchase program, which has no expiration or maximum dollar limit
  Book value per common share increased to $20.19 at September 30, 2019, from $19.64 at December 31, 2018 and tangible book value per common share, a non-GAAP measure, increased to $19.62 at September 30, 2019, from $19.07 at December 31, 2018

Conference Call Information:

  John R. Buran, President and Chief Executive Officer, and Susan K. Cullen, Senior Executive Vice President and Chief Financial Officer, will host a conference call on Wednesday, October 30, 2019 at 9:30 AM (ET) to discuss the Company’s strategy and results for the third quarter
  Dial-in for Live Call: 1-877-509-5836
  Webcast: https://services.choruscall.com/links/ffic191030.html
  Dial-in for Replay: 1-877-344-7529
  Replay Access Code: 10129663
  The conference call will be simultaneously webcast and archived through 5:00 PM (ET) on October 30, 2020

About Flushing Financial Corporation

Flushing Financial Corporation (Nasdaq: FFIC) is the holding company for Flushing Bank®, a New York State-chartered commercial bank insured by the Federal Deposit Insurance Corporation. The Bank serves consumers, businesses, professionals, corporate clients, and public entities by offering a full complement of deposit, loan, equipment finance, and cash management services through its banking offices located in Queens, Brooklyn, Manhattan, and on Long Island. As a leader in real estate lending, the Bank’s experienced lending team creates mortgage solutions for real estate owners and property managers both within and outside the New York City metropolitan area. Flushing Bank is an Equal Housing Lender. The Bank also operates an online banking division consisting of iGObanking.com®, which offers competitively priced deposit products to consumers nationwide, and BankPurely®, an eco-friendly, healthier lifestyle community brand.

Additional information on Flushing Bank and Flushing Financial Corporation may be obtained by visiting the Company’s website at http://www.flushingbank.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “goals”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

- Statistical Tables Follow -

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	For the three months ended			For the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018

Interest and Dividend Income
Interest and fees on loans	$62,825	$62,273	$59,658	$187,428	$171,997
Interest and dividends on securities:
Interest	6,287	6,811	5,562	20,007	16,646
Dividends	18	19	18	56	49
Other interest income	259	472	248	1,286	873
Total interest and dividend income	69,389	69,575	65,486	208,777	189,565

Interest Expense
Deposits	22,244	22,827	17,425	66,540	44,323
Other interest expense	8,196	6,739	6,540	21,476	18,472
Total interest expense	30,440	29,566	23,965	88,016	62,795

Net Interest Income	38,949	40,009	41,521	120,761	126,770
Provision for loan losses	683	1,474	-	3,129	153
Net Interest Income After Provision for Loan Losses	38,266	38,535	41,521	117,632	126,617

Non-interest Income
Banking services fee income	847	1,059	1,017	2,879	2,965
Net loss on sale of securities	-	(15)	-	(15)	-
Net gain on sale of loans	204	114	10	381	168
Net gain on sale of assets	-	770	-	770	-
Net loss from fair value adjustments	(2,124)	(1,956)	(170)	(6,160)	(537)
Federal Home Loan Bank of New York stock dividends	834	826	873	2,563	2,630
Life insurance proceeds	-	-	2,222	43	2,998
Bank owned life insurance	1,000	810	782	2,550	2,320
Other income	278	843	221	1,422	779
Total non-interest income	1,039	2,451	4,955	4,433	11,323

Non-interest Expense
Salaries and employee benefits	15,461	15,668	15,720	50,295	49,466
Occupancy and equipment	2,847	2,742	2,475	8,378	7,528
Professional services	2,167	1,806	1,915	6,238	6,539
FDIC deposit insurance	(589)	667	596	563	1,643
Data processing	1,490	1,420	1,427	4,402	4,254
Depreciation and amortization	1,439	1,497	1,484	4,454	4,328
Other real estate owned/foreclosure expense (benefit)	48	20	(102)	145	34
Net gain from sales of real estate owned	-	-	-	-	(27)
Other operating expenses	3,182	3,338	3,718	11,147	12,158
Total non-interest expense	26,045	27,158	27,233	85,622	85,923

Income Before Income Taxes	13,260	13,828	19,243	36,443	52,017

Provision for Income Taxes
Federal	2,457	2,981	2,307	7,381	8,225
State and local	79	291	(397)	714	1,124
Total taxes	2,536	3,272	1,910	8,095	9,349

Net Income	$10,724	$10,556	$17,333	$28,348	$42,668

Basic earnings per common share	$0.37	$0.37	$0.61	$0.99	$1.48
Diluted earnings per common share	$0.37	$0.37	$0.61	$0.99	$1.48
Dividends per common share	$0.21	$0.21	$0.20	$0.63	$0.60

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)
(Unaudited)

	September 30,	June 30,	December 31,
	2019	2019	2018
ASSETS
Cash and due from banks	$86,989	$56,484	$118,561
Securities held-to-maturity:
Mortgage-backed securities	7,939	7,944	7,953
Other securities	52,101	52,242	24,065
Securities available for sale:
Mortgage-backed securities	579,010	554,481	557,953
Other securities	246,465	254,172	264,702
Loans:
Multi-family residential	2,232,305	2,263,875	2,269,048
Commercial real estate	1,559,581	1,524,693	1,542,547
One-to-four family ― mixed-use property	587,100	582,264	577,741
One-to-four family ― residential	184,432	184,024	190,350
Co-operative apartments	9,089	8,137	8,498
Construction	64,234	58,503	50,600
Small Business Administration	13,982	14,511	15,210
Taxi medallion	3,513	3,555	4,539
Commercial business and other	1,096,164	983,573	877,763
Net unamortized premiums and unearned loan fees	15,363	15,278	15,188
Allowance for loan losses	(22,035)	(21,510)	(20,945)
Net loans	5,743,728	5,616,903	5,530,539
Interest and dividends receivable	26,566	26,552	25,485
Bank premises and equipment, net	28,146	28,623	30,418
Federal Home Loan Bank of New York stock	65,280	63,029	57,282
Bank owned life insurance	158,604	157,604	131,788
Goodwill	16,127	16,127	16,127
Other real estate owned, net	239	239	-
Right of use asset	42,400	42,557	-
Other assets	57,301	68,677	69,303
Total assets	$7,110,895	$6,945,634	$6,834,176

LIABILITIES
Due to depositors:
Non-interest bearing	$421,786	$413,813	$413,747
Certificate of deposit accounts	1,506,376	1,544,117	1,563,310
Savings accounts	193,497	196,820	210,022
Money market accounts	1,329,156	1,302,153	1,427,992
NOW accounts	1,461,694	1,368,813	1,300,852
Total deposits	4,912,509	4,825,716	4,915,923
Mortgagors' escrow deposits	61,803	52,201	44,861
Borrowed funds	1,422,440	1,371,890	1,250,843
Operating lease liability	50,626	50,898	-
Other liabilities	95,125	79,539	73,085
Total liabilities	6,542,503	6,380,244	6,284,712

STOCKHOLDERS' EQUITY
Preferred stock (5,000,000 shares authorized; none issued)	-	-	-
Common stock ($0.01 par value; 100,000,000 shares authorized; 31,530,595 shares issued at September 30, 2019, June 30, 2019 and December 31, 2018; 28,157,206
shares, 28,187,922 shares and 27,983,637 shares outstanding at September 30, 2019,
June 30, 2019 and December 31, 2018, respectively)	315	315	315
Additional paid-in capital	225,471	224,231	222,720
Treasury stock (3,373,389 shares, 3,342,673 shares and 3,546,958 shares at
September 30, 2019, June 30, 2019 and December 31, 2018, respectively)	(71,487)	(70,913)	(75,146)
Retained earnings	427,062	422,373	414,327
Accumulated other comprehensive loss, net of taxes	(12,969)	(10,616)	(12,752)
Total stockholders' equity	568,392	565,390	549,464

Total liabilities and stockholders' equity	$7,110,895	$6,945,634	$6,834,176

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except per share data)
(Unaudited)

	At or for the three months ended						At or for the nine months ended
	September 30,		June 30,		September 30,		September 30,		September 30,
	2019		2019		2018		2019		2018
Per Share Data
Basic earnings per share	$0.37		$0.37		$0.61		$0.99		$1.48
Diluted earnings per share	$0.37		$0.37		$0.61		$0.99		$1.48
Average number of shares outstanding for:
Basic earnings per common share computation	28,730,161		28,760,816		28,603,543		28,704,398		28,806,152
Diluted earnings per common share computation	28,730,161		28,760,816		28,603,948		28,704,402		28,806,885
Shares outstanding	28,157,206		28,187,922		28,025,081		28,157,206		28,025,081
Book value per common share (1)	$20.19		$20.06		$19.33		$20.19		$19.33
Tangible book value per common share (2)	$19.62		$19.50		$18.77		$19.62		$18.77

Stockholders' Equity
Stockholders' equity	$568,392		$565,390		$541,756		$568,392		$541,756
Tangible stockholders' equity	552,551		549,549		525,920		552,551		525,920

Average Balances
Total loans, net	$5,645,503		$5,565,057		$5,280,172		$5,585,445		$5,276,039
Total interest-earning assets	6,589,498		6,540,134		6,130,422		6,550,509		6,136,887
Total assets	6,972,403		6,891,541		6,446,540		6,911,077		6,445,097
Total due to depositors	4,422,050		4,595,189		4,213,118		4,537,869		4,233,490
Total interest-bearing liabilities	5,877,740		5,825,187		5,455,867		5,838,307		5,471,382
Stockholders' equity	564,255		560,624		536,416		559,209		532,601

Performance Ratios (3)
Return on average assets	0.62%		0.61%		1.08%		0.55%		0.88%
Return on average equity	7.60		7.53		12.93		6.76		10.68
Yield on average interest-earning assets (4)	4.22		4.26		4.29		4.26		4.13
Cost of average interest-bearing liabilities	2.07		2.03		1.76		2.01		1.53
Cost of funds	1.94		1.90		1.64		1.88		1.44
Interest rate spread during period (4)	2.15		2.23		2.53		2.25		2.60
Net interest margin (4)	2.37		2.45		2.72		2.47		2.77
Non-interest expense to average assets	1.49		1.58		1.69		1.65		1.78
Efficiency ratio (5)	58.87		61.06		60.97		63.52		63.28
Average interest-earning assets to average
interest-bearing liabilities	1.12	X	1.12	X	1.12	X	1.12	X	1.12	X

(1) Calculated by dividing stockholders’ equity by shares outstanding.
(2) Calculated by dividing tangible stockholders’ common equity, a non-GAAP measure, by shares outstanding. Tangible stockholders’ common equity is stockholders’ equity less intangible assets (goodwill, net of deferred taxes). See “Calculation of Tangible Stockholders’ Common Equity to Tangible Assets”.
(3) Ratios are presented on an annualized basis, where appropriate.
(4) Yields are calculated on the tax equivalent basis using the statutory federal income tax rate of 21% for the periods presented.
(5) Efficiency ratio, a non-GAAP measure, was calculated by dividing non-interest expense (excluding accelerated employee benefits upon officers death, merger expense, OREO expense and the net gain/loss from the sale of OREO) by the total of net interest income (excluding net losses from fair value adjustments on qualifying hedges) and non-interest income (excluding net gains and losses from the sale of securities, assets and fair value adjustments and life insurance proceeds).

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

	At or for the nine	At or for the year	At or for the nine
	months ended	ended	months ended
	September 30, 2019	December 31, 2018	September 30, 2018

Selected Financial Ratios and Other Data

Regulatory capital ratios (for Flushing Financial Corporation):
Tier 1 capital	$606,844	$586,582	$578,034
Common equity Tier 1 capital	564,466	546,230	539,306
Total risk-based capital	703,879	682,527	673,343

Tier 1 leverage capital (well capitalized = 5%)	8.71%	8.74%	8.92%
Common equity Tier 1 risk-based capital (well capitalized = 6.5%)	10.73	10.98	11.07
Tier 1 risk-based capital (well capitalized = 8.0%)	11.53	11.79	11.86
Total risk-based capital (well capitalized = 10.0%)	13.37	13.72	13.82

Regulatory capital ratios (for Flushing Bank only):
Tier 1 capital	$673,084	$660,782	$655,965
Common equity Tier 1 capital	673,084	660,782	655,965
Total risk-based capital	695,120	681,727	676,274

Tier 1 leverage capital (well capitalized = 5%)	9.66%	9.85%	10.12%
Common equity Tier 1 risk-based capital (well capitalized = 6.5%)	12.79	13.28	13.46
Tier 1 risk-based capital (well capitalized = 8.0%)	12.79	13.28	13.46
Total risk-based capital (well capitalized = 10.0%)	13.21	13.70	13.88

Capital ratios:
Average equity to average assets	8.09%	8.22%	8.26%
Equity to total assets	7.99	8.04	8.28
Tangible common equity to tangible assets (1)	7.79	7.83	8.06

Asset quality:
Non-accrual loans (2)	$14,260	$16,253	$12,533
Non-performing loans	14,705	16,253	12,644
Non-performing assets	14,979	16,288	12,679
Net charge-offs/ (recoveries)	2,039	(19)	195

Asset quality ratios:
Non-performing loans to gross loans	0.26%	0.29%	0.24%
Non-performing assets to total assets	0.21	0.24	0.19
Allowance for loan losses to gross loans	0.38	0.38	0.38
Allowance for loan losses to non-performing assets	147.11	128.60	160.17
Allowance for loan losses to non-performing loans	149.85	128.87	160.62

Full-service customer facilities	19	19	18

(1) See “Calculation of Tangible Stockholders’ Common Equity to Tangible Assets”.
(2) Excludes performing non-accrual TDR loans.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
NET INTEREST MARGIN
(Dollars in thousands)
(Unaudited)

	For the three months ended
	September 30, 2019				June 30, 2019				September 30, 2018
	Average		Yield/		Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost		Balance	Interest	Cost

	(Dollars in thousands)
Interest-earning Assets:
Mortgage loans, net	$4,598,898	$50,462	4.39%		$4,590,429	$50,206	4.37%		$4,467,349	$49,612	4.44%
Other loans, net	1,046,605	12,363	4.72		974,628	12,067	4.95		812,823	10,046	4.94
Total loans, net (1) (2)	5,645,503	62,825	4.45		5,565,057	62,273	4.48		5,280,172	59,658	4.52
Taxable securities:
Mortgage-backed
securities	574,756	3,765	2.62		585,892	4,225	2.88		542,192	3,800	2.80
Other securities	244,757	1,982	3.24		242,560	2,135	3.52		123,174	928	3.01
Total taxable securities	819,513	5,747	2.81		828,452	6,360	3.07		665,366	4,728	2.84
Tax-exempt securities: (3)
Other securities	65,709	706	4.30		56,064	595	4.25		123,472	1,078	3.49
Total tax-exempt securities	65,709	706	4.30		56,064	595	4.25		123,472	1,078	3.49
Interest-earning deposits
and federal funds sold	58,773	259	1.76		90,561	472	2.08		61,412	248	1.62
Total interest-earning
assets	6,589,498	69,537	4.22		6,540,134	69,700	4.26		6,130,422	65,712	4.29
Other assets	382,905				351,407				316,118
Total assets	$6,972,403				$6,891,541				$6,446,540

Interest-bearing Liabilities:
Deposits:
Savings accounts	$194,736	344	0.71		$200,349	348	0.69		$219,749	304	0.55
NOW accounts	1,347,145	5,654	1.68		1,541,956	6,641	1.72		1,336,873	4,416	1.32
Money market accounts	1,306,634	6,859	2.10		1,336,526	6,974	2.09		1,169,130	5,126	1.75
Certificate of deposit
accounts	1,573,535	9,321	2.37		1,516,358	8,802	2.32		1,487,366	7,453	2.00
Total due to depositors	4,422,050	22,178	2.01		4,595,189	22,765	1.98		4,213,118	17,299	1.64
Mortgagors' escrow
accounts	60,084	66	0.44		83,799	62	0.30		57,573	126	0.88
Total interest-bearing
deposits	4,482,134	22,244	1.99		4,678,988	22,827	1.95		4,270,691	17,425	1.63
Borrowings	1,395,606	8,196	2.35		1,146,199	6,739	2.35		1,185,176	6,540	2.21
Total interest-bearing
liabilities	5,877,740	30,440	2.07		5,825,187	29,566	2.03		5,455,867	23,965	1.76
Non interest-bearing
demand deposits	400,762				394,642				380,825
Other liabilities	129,646				111,088				73,432
Total liabilities	6,408,148				6,330,917				5,910,124
Equity	564,255				560,624				536,416
Total liabilities and
equity	$6,972,403				$6,891,541				$6,446,540

Net interest income /
net interest rate spread (tax equivalent) (3)		$39,097	2.15%			$40,134	2.23%			$41,747	2.53%

Net interest-earning assets /
net interest margin (tax equivalent)	$711,758		2.37%		$714,947		2.45%		$674,555		2.72%

Ratio of interest-earning
assets to interest-bearing
liabilities			1.12	X			1.12	X			1.12	X

(1) Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $0.9 million, $0.4 million and $1.2 million for the three months ended September 30, 2019, June 30, 2019 and September 30, 2018, respectively.
(2) Loan interest income includes net losses from fair value adjustments on qualifying hedges of $1.3 million, $0.8 million and none for the three months ended September 30, 2019, June 30, 2019 and September 30, 2018, respectively.
(3) Interest and yields are calculated on the tax equivalent basis using the statutory federal income tax rate of 21% for the three months ended September 30, 2019, June 30, 2019 and September 30, 2018 totaling $148,000, $125,000 and $226,000, respectively.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
NET INTEREST MARGIN
(Dollars in thousands)
(Unaudited)

	For the nine months ended
	September 30, 2019				September 30, 2018
	Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost
Interest-earning Assets:
Mortgage loans, net	$4,602,896	$151,513	4.39%		$4,473,422	$143,397	4.27%
Other loans, net	982,549	35,915	4.87		802,617	28,600	4.75
Total loans, net (1) (2)	5,585,445	187,428	4.47		5,276,039	171,997	4.35
Taxable securities:
Mortgage-backed
securities	578,020	12,238	2.82		533,394	11,061	2.76
Other securities	243,071	6,328	3.47		125,589	3,072	3.26
Total taxable securities	821,091	18,566	3.01		658,983	14,133	2.86
Tax-exempt securities: (3)
Other securities	60,010	1,895	4.21		123,882	3,243	3.49
Total tax-exempt securities	60,010	1,895	4.21		123,882	3,243	3.49
Interest-earning deposits
and federal funds sold	83,963	1,286	2.04		77,983	873	1.49
Total interest-earning
assets	6,550,509	209,175	4.26		6,136,887	190,246	4.13
Other assets	360,568				308,210
Total assets	$6,911,077				$6,445,097

Interest-bearing Liabilities:
Deposits:
Savings accounts	$200,246	1,053	0.70		$240,234	978	0.54
NOW accounts	1,458,801	18,326	1.67		1,439,997	10,928	1.01
Money market accounts	1,340,841	20,654	2.05		1,102,374	12,184	1.47
Certificate of deposit
accounts	1,537,981	26,326	2.28		1,450,885	20,034	1.84
Total due to depositors	4,537,869	66,359	1.95		4,233,490	44,124	1.39
Mortgagors' escrow
accounts	68,678	181	0.35		64,620	199	0.41
Total interest-bearing
deposits	4,606,547	66,540	1.93		4,298,110	44,323	1.37
Borrowings	1,231,760	21,476	2.32		1,173,272	18,472	2.10
Total interest-bearing
liabilities	5,838,307	88,016	2.01		5,471,382	62,795	1.53
Non interest-bearing
demand deposits	398,085				372,257
Other liabilities	115,476				68,857
Total liabilities	6,351,868				5,912,496
Equity	559,209				532,601
Total liabilities and
equity	$6,911,077				$6,445,097

Net interest income /
net interest rate spread (tax equivalent) (3)		$121,159	2.25%			$127,451	2.60%

Net interest-earning assets /
net interest margin (tax equivalent)	$712,202		2.47%		$665,505		2.77%

Ratio of interest-earning
assets to interest-bearing
liabilities			1.12	X			1.12	X

(1) Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $1.7 million and $1.6 million for the nine months ended September 30, 2019 and 2018, respectively.
(2) Loan interest income includes net losses from fair value adjustments on qualifying hedges of $2.7 million and none for the nine months ended September 30, 2019 and September 30, 2018, respectively.
(3) Interest and yields are calculated on the tax equivalent basis using the statutory federal income tax rate of 21% for the nine months ended September 30, 2019 and September 30, 2018 totaling $398,000 and $681,000, respectively.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
DEPOSIT COMPOSITION
(Unaudited)

					September 2019 vs.		September 2019 vs.
	September 30,	June 30,	March 31,	December 31,	December 2018	September 30,	September 2018
(Dollars in thousands)	2019	2019	2019	2018	% Change	2018	% Change
Deposits
Non-interest bearing	$421,786	$413,813	$401,064	$413,747	1.9%	$398,606	5.8%
Interest bearing:
Certificate of deposit
accounts	1,506,376	1,544,117	1,511,770	1,563,310	-3.6%	1,562,962	-3.6%
Savings accounts	193,497	196,820	201,811	210,022	-7.9%	216,976	-10.8%
Money market accounts	1,329,156	1,302,153	1,352,843	1,427,992	-6.9%	1,223,640	8.6%
NOW accounts	1,461,694	1,368,813	1,542,606	1,300,852	12.4%	1,255,464	16.4%
Total interest-bearing
deposits	4,490,723	4,411,903	4,609,030	4,502,176	-0.3%	4,259,042	5.4%

Total deposits	$4,912,509	$4,825,716	$5,010,094	$4,915,923	-0.1%	$4,657,648	5.5%

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
LOANS
(Unaudited)

Loan Closings

	For the three months ended			For the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(In thousands)	2019	2019	2018	2019	2018
Multi-family residential	$60,454	$55,629	$102,484	$143,297	$254,637
Commercial real estate	66,648	42,700	38,569	123,289	175,013
One-to-four family – mixed-use property	18,167	12,885	16,870	47,475	45,232
One-to-four family – residential	7,421	7,884	11,362	19,191	35,304
Co-operative apartments	1,817	300	-	2,117	1,500
Construction	5,761	18,715	6,008	30,377	30,627
Small Business Administration	121	2,255	344	2,705	2,539
Commercial business and other	237,754	156,029	133,188	524,113	361,207
Total	$398,143	$296,397	$308,825	$892,564	$906,059

Loan Composition

					September 2019 vs.		September 2019 vs.
	September 30,	June 30,	March 31,	December 31,	December 2018	September 30,	September 2018
(Dollars in thousands)	2019	2019	2019	2018	% Change	2018	% Change
Loans held for investment:
Multi-family residential	$2,232,305	$2,263,875	$2,256,447	$2,269,048	-1.6%	$2,235,370	-0.1%
Commercial real estate	1,559,581	1,524,693	1,529,001	1,542,547	1.1%	1,460,555	6.8%
One-to-four family ―
mixed-use property	587,100	582,264	582,049	577,741	1.6%	565,302	3.9%
One-to-four family ― residential	184,432	184,024	188,615	190,350	-3.1%	188,975	-2.4%
Co-operative apartments	9,089	8,137	7,903	8,498	7.0%	7,771	17.0%
Construction	64,234	58,503	54,933	50,600	26.9%	40,239	59.6%
Small Business Administration	13,982	14,511	15,188	15,210	-8.1%	14,322	-2.4%
Taxi medallion	3,513	3,555	3,891	4,539	-22.6%	6,078	-42.2%
Commercial business and other	1,096,164	983,573	935,297	877,763	24.9%	846,224	29.5%
Net unamortized premiums
and unearned loan fees	15,363	15,278	15,422	15,188	1.2%	15,226	0.9%
Allowance for loan losses	(22,035)	(21,510)	(21,015)	(20,945)	5.2%	(20,309)	8.5%
Net loans	$5,743,728	$5,616,903	$5,567,731	$5,530,539	3.9%	$5,359,753	7.2%

Net Loans Activity

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2019	2019	2019	2018	2018
Loans originated and purchased	$398,143	$296,397	$198,024	$344,732	$308,825
Principal reductions	(266,894)	(243,263)	(158,815)	(173,061)	(257,902)
Loans sold	(3,553)	(1,970)	(1,043)	-	(4,027)
Loan charged-offs	(431)	(1,114)	(1,138)	(211)	(220)
Foreclosures	-	(239)	-	-	-
Net change in deferred fees and costs	85	(144)	234	(38)	(421)
Net change in the allowance for loan losses	(525)	(495)	(70)	(636)	(89)
Total loan activity	$126,825	$49,172	$37,192	$170,786	$46,166

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
NON-PERFORMING ASSETS and NET CHARGE-OFFS
(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2019	2019	2019	2018	2018

Loans 90 Days Or More Past Due
and Still Accruing:
Multi-family residential	$445	$-	$-	$-	$-
Commercial real estate	-	-	-	-	111
Total	445	-	-	-	111

Non-accrual Loans:
Multi-family residential	3,132	2,008	2,009	2,410	862
Commercial real estate	872	1,488	1,050	1,379	1,398
One-to-four family - mixed-use property	683	1,752	1,305	928	795
One-to-four family - residential	5,050	5,411	5,708	6,144	6,610
Construction	-	-	950	-	-
Small Business Administration	1,151	1,224	1,227	1,267	1,395
Taxi medallion(1)	1,352	1,361	1,372	613	712
Commercial business and other(1)	2,020	2,458	2,114	3,512	761
Total	14,260	15,702	15,735	16,253	12,533

Total Non-performing Loans	14,705	15,702	15,735	16,253	12,644

Other Non-performing Assets:
Real estate acquired through foreclosure	239	239	-	-	-
Other asset acquired through foreclosure	35	35	35	35	35
Total	274	274	35	35	35

Total Non-performing Assets	$14,979	$15,976	$15,770	$16,288	$12,679

Non-performing Assets to Total Assets	0.21%	0.23%	0.23%	0.24%	0.19%
Allowance For Loan Losses to Non-performing Loans	149.8%	137.0%	133.6%	128.9%	160.6%

(1) Not included in the above analysis are non-accrual performing TDR taxi medallion loans totaling $2.2 million in 3Q19, $2.2 million in 2Q19, $2.5 million in 1Q19, $3.9 million in 4Q18, and $5.4 million in 3Q18 and non-accrual performing TDR commercial business loans totaling $1.0 million in 3Q19.

Net Charge-Offs (Recoveries)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2019	2019	2019	2018	2018
Multi-family residential	$183	$(10)	$(13)	$(4)	$18
Commercial real estate	-	(7)	-	-	-
One-to-four family – mixed-use property	(140)	(2)	(85)	(18)	(36)
One-to-four family – residential	(3)	110	(4)	(199)	(258)
Small Business Administration	(32)	(16)	(4)	170	134
Taxi medallion	-	(50)	(84)	(143)	40
Commercial business and other	150	954	1,092	(20)	13
Total net loan charge-offs (recoveries)	$158	$979	$902	$(214)	$(89)

Non-cash Fair Value Adjustments to GAAP Earnings

During the current year, core earnings were higher than GAAP earnings primarily due to the impact of non-cash net losses from fair value adjustments. These fair value adjustments relate primarily to swaps designated to protect against rising rates. As the swaps get closer to maturity the volatility in fair value adjustments will dissipate. Overall, the interest movement of the swaps is benefitting the core net interest margin while the fair value adjustments are offsetting the benefit. In a declining interest rate environment, the movement in the curve exaggerates our mark-to-market loss position. In a rising interest rate environment or a steepening of the yield curve the loss position would experience an improvement.

Core Diluted EPS, Core ROAE, Core ROAA, Core Net Interest Income, Core Yield on Total Loans, Core Net Interest Margin and tangible book value per common share are each non-GAAP measures used in this release. A reconciliation to the most directly comparable GAAP financial measures appears below in tabular form. The Company believes that these measures are useful for both investors and management to understand the effects of certain interest and non-interest items and provide an alternative view of the Company's performance over time and in comparison to the Company's competitors. These measures should not be viewed as a substitute for net income. The Company believes that tangible book value per common share is useful for both investors and management as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes these measures facilitate comparison of the quality and composition of the Company's capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for total shareholders' equity.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
RECONCILIATION OF GAAP EARNINGS and CORE EARNINGS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018

GAAP income before income taxes	$13,260	$13,828	$19,243	$36,443	$52,017

Net loss from fair value adjustments	2,124	1,956	170	6,160	537
Net loss on sale of securities	-	15	-	15	-
Life insurance proceeds	-	-	(2,222)	(43)	(2,998)
Net gain on sale of assets	-	(770)	-	(770)	-
Net losses from fair value adjustments on qualifying hedges	1,262	818	-	2,717	-
Accelerated employee benefits upon Officer's death	-	-	149	455	149
Merger expense	510	-	-	510	-

Core income before taxes	17,156	15,847	17,340	45,487	49,705

Provision for income taxes for core income	3,312	3,771	2,010	10,116	9,565

Core net income	$13,844	$12,076	$15,330	$35,371	$40,140

GAAP diluted earnings per common share	$0.37	$0.37	$0.61	$0.99	$1.48

Net loss from fair value adjustments, net of tax	0.06	0.05	-	0.17	0.01
Net loss on sale of securities, net of tax	-	-	-	-	-
Life insurance proceeds	-	-	(0.08)	-	(0.10)
Net gain on sale of assets, net of tax	-	(0.02)	-	(0.02)	-
Net losses from fair value adjustments on qualifying hedges, net of tax	0.04	0.02	-	0.07	-
Accelerated employee benefits upon Officer's death, net of tax	-	-	-	0.01	-
Merger expense, net of tax	0.01	-	-	0.01	-

Core diluted earnings per common share1	$0.48	$0.42	$0.54	$1.23	$1.39

Core net income, as calculated above	$13,844	$12,076	$15,330	$35,371	$40,140
Average assets	6,972,403	6,891,541	6,446,540	6,911,077	6,445,097
Average equity	564,255	560,624	536,416	559,209	532,601
Core return on average assets2	0.79%	0.70%	0.95%	0.68%	0.83%
Core return on average equity2	9.81%	8.62%	11.43%	8.43%	10.05%

(1) Core diluted earnings per common share may not foot due to rounding.
(2) Ratios are calculated on an annualized basis.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
RECONCILIATION OF GAAP NET INTEREST INCOME and NET INTEREST MARGIN
To CORE NET INTEREST INCOME and NET INTEREST MARGIN
(Dollars in thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018

GAAP net interest income	$38,949	$40,009	$41,521	$120,761	$126,770
Net losses from fair value adjustments on qualifying hedges	1,262	818	-	2,717	-
Core net interest income	$40,211	$40,827	$41,521	$123,478	$126,770

GAAP interest income on total loans, net	$62,825	$62,273	$59,658	$187,428	$171,997
Net losses from fair value adjustments on qualifying hedges	1,262	818	-	2,717	-
Prepayment penalties received on loans	(1,697)	(1,120)	(1,944)	(3,622)	(4,308)
Net recoveries of interest from non-accrual loans	(292)	(519)	(1,066)	(1,525)	(1,480)
Core interest income on total loans, net	$62,098	$61,452	$56,648	$184,998	$166,209
Average total loans, net	$5,645,503	$5,565,057	$5,280,172	$5,585,445	$5,276,039
Core yield on total loans	4.40%	4.42%	4.29%	4.42%	4.20%

Net interest income tax equivalent	$39,097	$40,134	$41,747	$121,159	$127,451
Net losses from fair value adjustments on qualifying hedges	1,262	818	-	2,717	-
Prepayment penalties received on loans and securities	(1,697)	(1,120)	(1,944)	(3,622)	(4,410)
Net recoveries of interest from non-accrual loans	(292)	(519)	(1,066)	(1,525)	(1,480)
Net interest income used in calculation of Core net interest margin	$38,370	$39,313	$38,737	$118,729	$121,561
Total average interest-earning assets	$6,589,498	$6,540,134	$6,130,422	$6,550,509	$6,136,887
Core net interest margin	2.33%	2.40%	2.53%	2.42%	2.64%

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CALCULATION OF TANGIBLE STOCKHOLDERS’
COMMON EQUITY to TANGIBLE ASSETS
(Unaudited)

	September 30,	December 31,	September 30,
(Dollars in thousands)	2019	2018	2018
Total Equity	$568,392	$549,464	$541,756
Less:
Goodwill	(16,127)	(16,127)	(16,127)
Intangible deferred tax liabilities	286	290	291
Tangible Stockholders' Common Equity	$552,551	$533,627	$525,920

Total Assets	$7,110,895	$6,834,176	$6,539,543
Less:
Goodwill	(16,127)	(16,127)	(16,127)
Intangible deferred tax liabilities	286	290	291
Tangible Assets	$7,095,054	$6,818,339	$6,523,707

Tangible Stockholders' Common Equity to Tangible Assets	7.79%	7.83%	8.06%

__________________________________

1 See the tables entitled “Reconciliation of GAAP Earnings and Core Earnings” and “Reconciliation of GAAP Net Interest Income and Net Interest Margin to Core Net Interest Income and Net Interest Margin.”

Susan K. Cullen
Senior Executive Vice President, Treasurer and Chief Financial Officer
Flushing Financial Corporation
(718) 961-5400